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                                                                    EXHIBIT 5

                              20th November, 1996


Securities and Exchange Commission,
450 Fifth Street, NW,
Washington, DC 20549
U.S.A.

Ladies and Gentlemen:

            RE:  ATLANTIC CENTRAL ENTERPRISES LIMITED
                 REGISTRATION STATEMENT ON
                 FORM S-4 FILED OCTOBER 3, 1996 - FILE NO. 333-10263
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        We have acted as Bermuda attorneys to Atlantic Central Enterprises
Limited, a Bermuda company (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4, file number 333-10263, as amended (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the issue of up to 1,832,961 shares of par value $0.01 per share of the Company (the "Shares") upon consummation of the Plan of Reorganization and the issue of up to 33,023 shares of the Company of par value $0.01 per share pursuant to the Exchange Offer (the "Warrant Shares"). Unless otherwise defined herein, terms used in this opinion bear the meanings ascribed to them in the Registration Statement.

        For the purposes of this opinion, we have been supplied with and have reviewed and relied upon the following documents:

        (a)     a copy of the Registration Statement;

        (b)     a copy of the Plan of Reorganization;

        (c) a certified copy of resolutions of the Board of Directors of the Company relating to the authorisation and issue of the Shares and the Warrant Shares; and


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        (d)     certified copies of the Memorandum of Association and Bye-laws of the Company as at the date hereof.

        We have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments, and conducted such searches (the "Public Documents") as we have deemed necessary for the purposes of rendering this opinion.

        In giving this opinion, we have assumed:

(a) the conformity to original documents of all documents submitted to us as copies and the authenticity and completeness of the original documents;

(b) that there have been no changes to the Public Documents examined by us since the date of our examination thereof;

(c) the truth, accuracy and completeness of all representations and warranties made in the Registration Statement;

(d) the genuineness of all signatures on the documents which we have examined;

(e) the conformity to original documents of all documents produced to us as copies and the authenticity of all original documents which, or copies of which, have been submitted to us; and

(f) that the information disclosed by our searches has not been materially altered and did not fail to disclose any material information which had been delivered for filing or registration but was not disclosed or did not appear on the public file on the date and time of the searches.

(g) that the consent of the Bermuda Monetary Authority, (for which application has been made) will be granted for the issue and transfer of the Shares and the issue of the Warrant Shares.

        This opinion is limited to Bermuda law as applied by the Bermuda courts and is given on the basis that it will be governed by and construed in accordance with Bermuda law. We have made no investigation of the laws of any jurisdiction other than Bermuda and neither express nor imply any opinion as to any other law, in particular the laws of the United States of America.

        Based on the foregoing, subject to the qualifications set out below, to matters not disclosed to us and having regard to such legal considerations as we deem relevant, we are of the opinion that insofar as the present laws of Bermuda are concerned:

(1) The Company is a company duly incorporated and validly existing under and in compliance with Bermuda law.

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(2)     All of the Shares and the Warrant Shares have been duly authorised and when issued as described in the Registration Statement will be validly issued, fully paid and non-assessable, and no holder thereof is or will be subject to personal liability solely by reason of being such a holder.

(3) The consummation by the Company of the transactions contemplated in the Registration Statement under the caption "The Plan of Reorganisation" and in connection with the Exchange Offer do not and will not:

        (a) result in any violation of the Memorandum of Association or Bye-laws of the Company; or

        (b) conflict with or result in a breach of any of the terms or provisions of, any law, rule or regulation of Bermuda or any judgment, order or decree of the government of Bermuda or any governmental instrumentality, or court of Bermuda having jurisdiction over the Company or any of its properties.

        Our qualifications are as follows:

A. We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction other than Bermuda. Where an obligation is to be performed in a jurisdiction other than Bermuda, a Bermuda court may decline to enforce it to the extent that such performance would be illegal or contrary to public policy under the laws of such other jurisdiction.

B. We express no opinion as to the availability of equitable remedies, such as specific performance or other injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda, such as the awards of costs, or questions relating to jurisdiction.

C. The obligations of the Company under the Registration Statement will be subject to any laws from time to time in effect relating to bankruptcy or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights and may also be subject to statutory limitation of the time within which proceedings may be brought.

D. In this opinion we have interpreted the phrase "non-assessable" to mean that the Company could not, under Bermuda law, compel any holder of issued and currently outstanding shares of its capital to pay any additional amounts in respect of such shares.

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        We consent to the filing of this opinion as an Exhibit to the
Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus which forms part of the Registration Statement.

        This opinion is issued on the basis that it will be construed in accordance with the provisions of Bermuda law and will not give rise to any action in any other jurisdiction. It is issued solely for the benefit of the addressee in relation to the issue by the Company of the Shares and the Warrant Shares and is not to be made available or relied upon by any other person, firm or entity.

                                        Yours faithfully,
                                        APPLEBY, SPURLING & KEMPE